Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2021 Financial Results

and Updates Full Year 2021 Financial Guidance

•	Reported revenue was $163.0 million for the quarter, representing year-over-year growth of 86% and organic growth of 69%

•	Revenue guidance raised to $625-$645 million for full year 2021

•	Acquisition of hollow fiber innovator Polymem S.A. completed July 1, 2021

WALTHAM, Mass. – July 27, 2021 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter of 2021. Provided in this press release are financial highlights for the three- and six- month periods ended June 30, 2021, updates to our financial guidance for the fiscal year 2021 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “We delivered an outstanding second quarter and first half of the year for the Company, with strength across the board in all our franchises. During the second quarter, our filtration revenue more than doubled year-over-year. Orders related to COVID programs now extend well into 2022, while our base business revenues continued to grow at greater than 30% for the second quarter in a row. We finished the quarter by announcing the acquisition of Polymem S.A., an expert and innovator in hollow fiber technology, immediately expanding our capacity and strengthening our core capabilities. Based on this continued momentum, we are updating our 2021 financial guidance to reflect revenue growth in the range of 71%-76% and healthy margin expansion.”

Financial Highlights for the Second Quarter 2021

•	Revenue increased by $75.5 million in the second quarter, or 86% year-over-year, as reported and 69% organically, to $163.0 million

•	Our base business accounted for 66% of revenue and grew 35% year-over-year

•	COVID-related sales accounted for 27% of revenue

•	Revenue from acquisitions made in 2020 accounted for 7% of revenue

•	GAAP gross margin and adjusted gross margin (non-GAAP) each increased to 62.0%

•	GAAP operating margin was 29.6%, an increase of 730 bps

•	Adjusted (non-GAAP) operating margin was 34.7%, an increase of 550 bps

•	GAAP fully diluted EPS increased to $0.64 compared to $0.30 for the second quarter of 2020

•	Adjusted fully diluted EPS (non-GAAP) increased to $0.79 compared to $0.42 for the second quarter of 2020

Financial Highlights for the First Half of 2021

•	Revenue increased by 87% year-over-year as reported and 69% organically, to $305.8 million

•	GAAP gross margin increased to 60.2%, and adjusted gross margin (non-GAAP) was 60.8%

•	GAAP operating margin was 27.7%, an increase of 840 bps

•	Adjusted (non-GAAP) operating margin was 33.5%, an increase of 660 bps

•	GAAP fully diluted EPS increased to $1.16 compared to $0.48 for the first half of 2020

•	Adjusted fully diluted EPS (non-GAAP) increased to $1.47 compared to $0.74 for the first half of 2020

Financial Details for the Second Quarter and First Half of 2021

REVENUE

•

Total revenue for the second quarter of 2021 increased to $163.0 million compared to $87.5 million for the second quarter of 2020, a year-over-year gain of 86% as reported and 81% at constant currency, with organic growth of 69%.

•

Total revenue for the first half of 2021 increased to $305.8 million compared to $163.6 million for the first half of 2020, a year-over-year gain of 87% as reported and 82% at constant currency, with organic growth of 69%.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the second quarter of 2021 was $101.0 million, a year-over-year increase of $50.4 million. Adjusted gross profit (non-GAAP) for the second quarter of 2021 was $101.1 million, a year-over-year increase of $50.1 million.

•

Gross margin (GAAP) for the second quarter of 2021 increased to 62.0%, compared to 57.9% for the second quarter of 2020. Adjusted gross margin (non-GAAP) for the second quarter increased to 62.0%, compared to 58.2% in the second quarter of 2020.

•

Gross profit (GAAP) for the first half of 2021 was $184.1 million, a year-over-year increase of $89.4 million. Adjusted gross profit (non-GAAP) for the first half of 2021 was $185.8 million, a year-over-year increase of $90.4 million.

•

Gross margin (GAAP) for the first half of 2021 increased to 60.2%, compared to 57.9% for the first half of 2020. Adjusted gross margin (non-GAAP) for the first half of 2021 increased to 60.8%, compared to 58.3% in the first half of 2020.

OPERATING INCOME

•	Operating income (GAAP) for the second quarter of 2021 was $48.2 million, a year-over-year increase of $28.7 million.

•	Adjusted operating income (non-GAAP) for the second quarter of 2021 was $56.6 million, a year-over-year increase of $31.1 million or 122%.

•	Operating income (GAAP) for the first half of 2021 was $84.6 million, a year-over-year increase of $53.2 million.

•	Adjusted operating income (non-GAAP) for the first half of 2021 was $102.3 million, a year-over-year increase of $58.4 million or 133%.

NET INCOME

•	Net income (GAAP) for the second quarter of 2021 was $36.2 million, compared to $15.9 million for the second quarter of 2020.

•	Adjusted net income (non-GAAP) for the second quarter of 2021 was $44.9 million, a year-over-year increase of $22.4 million or 99%.

•	Net income (GAAP) for the first half of 2021 was $65.7 million, compared to $25.7 million for the first half of 2020.

•	Adjusted net income (non-GAAP) for the first half of 2021 was $83.6 million, a year-over-year increase of $44.4 million or 113%.

EARNINGS PER SHARE

•	Earnings per share (GAAP) for the second quarter of 2021 were $0.64 on a fully diluted basis, compared to $0.30 for the second quarter of 2020.

•	Adjusted EPS (non-GAAP) for the second quarter of 2021 increased to $0.79 on a fully diluted basis, compared to $0.42 for the second quarter of 2020.

•	Earnings per share (GAAP) for the first half of 2021 increased to $1.16 on a fully diluted basis, compared to $0.48 for the first half of 2020.

•	Adjusted EPS (non-GAAP) for the first half of 2021 increased to $1.47 on a fully diluted basis, compared to $0.74 for the first half of 2020.

EBITDA

•	EBITDA, a non-GAAP financial measure, for the second quarter of 2021 was $56.4 million, compared to $25.3 million for the second quarter of 2020.

•	Adjusted EBITDA for the second quarter of 2021 was $59.7 million, a year-over-year increase of $32.3 million or 118%.

•	EBITDA for the first half of 2021 was $101.1 million, compared to $43.9 million for the first half of 2020.

•	Adjusted EBITDA for the first half of 2021 was $108.4 million, a year-over-year increase of $59.8 million or 123%.

CASH

•	Our cash and cash equivalents at June 30, 2021 were $734.3 million, an increase of $17.0 million from $717.3 million at December 31, 2020.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2021

Our financial guidance for the fiscal year 2021 is based on expectations for our existing business and includes the financial impact of our 2020 acquisitions of ARTeSYN Biosolutions Holdings Ireland Limited, Non-Metallic Solutions, Inc. and Engineered Molding Technologies LLC, and our acquisition of Polymem S.A. (which closed on July 1, 2021). The guidance below excludes the impact of potential additional acquisitions and future fluctuations in foreign currency exchange rates.

FISCAL YEAR 2021 GUIDANCE:

•

Total revenue is expected to be in the range of $625-$645 million, an increase from our previous guidance of $565-$590 million. We expect overall revenue growth of 71%-76% and 68%-73% at constant currency. Organic growth is expected to be in the range of 57%-62%, an increase from our previous guidance of 42%-49%.

•	Revenue from COVID-related programs is expected to be in the range of $170-$180 million, an increase from our previous guidance of $140-$160 million.

•	Gross margin is expected to be in the range of 59%-60% on both a GAAP and non-GAAP basis, compared to our previous guidance of 57%-58%.

•

Income from operations is expected to be in the range of $156-$161 million on a GAAP basis, an increase from our previous guidance of $127-$133 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $192-$197 million, an increase from our previous guidance of $156-$162 million.

•

Net income is expected to be in the range of $118-$122 million on a GAAP basis, an increase from our previous guidance of $95-$99 million. Adjusted (non-GAAP) net income is expected to be in the range of $154-$158 million, an increase from our previous guidance of $126-$130 million. Our current guidance reflects a tax rate of 19% on adjusted pre-tax income.

•

Fully diluted GAAP EPS is expected to be in the range of $2.08-$2.15, an increase from our previous guidance of $1.67-$1.74. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $2.71 -$2.78, an increase from our previous guidance of $2.21-$2.28.

Our non-GAAP guidance for the fiscal year 2021 excludes the following items:

•

$12.8 million estimated acquisition and integration expenses; $0.3 million in cost of product revenue, $1.2 million in research and development (R&D) and $11.3 million in selling, general and administrative expenses (SG&A).

•	Expected inventory step-up charges of $1.6 million related to acquisitions, reflected in cost of product revenue.

•	$21.3 million estimated intangible amortization expense, reflected in SG&A expenses.

•	$11.2 million of non-cash interest expense related to our convertible debt notes, reflected in other income (expense).

Our non-GAAP guidance for the fiscal year 2021 includes:

•	An income tax increase of $10.9 million, representing the tax impact of acquisition and integration costs, inventory step-up changes, intangible amortization and non-cash interest.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, July 27, 2021, at 8:30 a.m. EDT, to discuss second quarter 2021 financial results and corporate developments. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10158519.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income, adjusted net income per share, adjusted earnings per diluted share (EPS), adjusted cost of sales, adjusted R&D expense, adjusted SG&A, adjusted income tax expense and adjusted income tax rate. The Company provides organic revenue growth rates in constant currency to exclude the impact of both foreign currency translation, and the impact of acquisition revenue for current year periods that have no prior year comparable, in order to facilitate a comparison of its current revenue performance to its past revenue performance. The Company provides revenue growth rates in constant currency in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, inventory step-up charges and intangible amortization costs related to the Company’s acquisitions, as well as non-cash interest expenses and loss on conversion of debt related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. Our primary customers are biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, Massachusetts, with additional administrative and manufacturing operations worldwide. The majority of our manufacturing sites are located within the U.S. (California, Massachusetts, New Jersey and New York), and outside of the U.S. we have sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of our business, the expected performance of Non-Metallic Solutions, ARTeSYN Biosolutions and Polymem S.A. businesses, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources, our financing plans, and the projected impact of, and response to, the COVID-19 coronavirus pandemic on our business and on the U.S. and global economies constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated,” “planned,” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the effect of the COVID-19 coronavirus pandemic, including mitigation efforts and economic effects, on our business operations and the operations of our customers and suppliers; the ultimate impact of the COVID-19 coronavirus pandemic on our business or financial results; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; our ability to integrate Non-Metallic Solutions, ARTeSYN Biosolutions and Polymem S.A. businesses successfully into our business and achieve the expected benefits of the acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all U.S. Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2020 and the most recently filed Quarterly Report on Form-10-Q on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and is based on only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$162,920	$87,432	$305,657	$163,492
Royalty and other revenue	40	30	140	60

Total revenue	162,960	87,462	305,797	163,552

Costs and expenses:
Cost of product revenue	61,990	36,863	121,737	68,845
Research and development	8,389	4,336	16,001	9,038
Selling, general and administrative	44,341	26,726	83,436	54,226

	114,720	67,925	221,174	132,109

Income from operations	48,240	19,537	84,623	31,443
Investment income	41	253	93	1,617
Loss on conversion of debt	(3)	—	(4)	—
Interest expense	(3,144)	(3,004)	(6,250)	(5,980)
Other income (expense), net	(776)	(766)	(999)	(384)

Income before income taxes	44,358	16,020	77,463	26,696
Income tax (benefit) provision	8,125	159	11,780	1,020

Net income	$36,233	$15,861	$65,683	$25,676

Earnings per share:
Basic	$0.66	$0.30	$1.20	$0.49

Diluted	$0.64	$0.30	$1.16	$0.48

Weighted average shares outstanding:
Basic	54,931,140	52,381,201	54,868,444	52,259,937

Diluted	56,786,266	53,305,827	56,823,757	53,212,596

Balance Sheet Data:	June 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$734,327	$717,292
Working capital	651,488	583,426
Total assets	2,015,965	1,902,887
Long-term obligations	80,554	54,781
Accumulated earnings	131,452	65,769
Stockholders’ equity	1,603,069	1,529,150

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP INCOME FROM OPERATIONS	$48,240	$19,537	$84,623	$31,443

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Inventory step-up charges	—	—	1,598	—
Acquisition and integration costs	3,218	2,134	5,769	4,687
Intangible amortization	5,161	3,874	10,323	7,752

ADJUSTED INCOME FROM OPERATIONS	$56,619	$25,545	$102,313	$43,882

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP NET INCOME	$36,233	$15,861	$65,683	$25,676

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	—	—	1,598	—
Acquisition and integration costs	3,218	2,134	5,769	4,687
Intangible amortization	5,161	3,874	10,323	7,752
Loss on conversion of debt	4	—	4	—
Non-cash interest expense	2,862	2,724	5,690	5,415
Tax effect of non-GAAP charges	(2,615)	(2,085)	(5,437)	(4,262)

ADJUSTED NET INCOME	$44,863	$22,508	$83,630	$39,268

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP NET INCOME PER SHARE - DILUTED	$0.64	$0.30	$1.16	$0.48

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Inventory step-up charges	—	—	0.03	—
Acquisition and integration costs	0.06	0.04	0.10	0.09
Intangible amortization	0.09	0.07	0.18	0.15
Loss on conversion of debt	0.00	—	0.00	—
Non-cash interest expense	0.05	0.05	0.10	0.10
Tax effect of non-GAAP charges	(0.05)	(0.04)	(0.10)	(0.08)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.79	$0.42	$1.47	$0.74

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP NET INCOME	$36,233	$15,861	$65,683	$25,676

ADJUSTMENTS:
Investment Income	(41)	(253)	(93)	(1,617)
Interest Expense	3,144	3,004	6,250	5,980
Tax Provision	8,125	159	11,780	1,020
Depreciation	3,797	2,578	7,052	5,063
Amortization(1)	5,190	3,902	10,379	7,807

EBITDA	56,448	25,251	101,051	43,929

OTHER ADJUSTMENTS:
Inventory step-up charges	—	—	1,598	—
Acquisition and integration costs	3,218	2,134	5,769	4,687
Loss on conversion of debt	4	—	4	—

ADJUSTED EBITDA	$59,670	$27,385	$108,422	$48,616

(1)	Includes amortization of milestone payments in accordance with GAAP of $28 and $55 for the three- and six-month periods,. respectively.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP COST OF SALES	$61,990	$36,863	$121,737	$68,845

ADJUSTMENT TO COST OF SALES:
Inventory step-up charges	—	—	(1,598)	—
Acquisition and integration costs	(83)	(185)	(164)	(465)
Intangible amortization	—	(127)	—	(254)

ADJUSTED COST OF SALES	$61,907	$36,551	$119,975	$68,126

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP R&D	$8,389	$4,336	$16,001	$9,038

ADJUSTMENT TO R&D:
Acquisition and integration costs	(361)	(189)	(581)	(471)

ADJUSTED R&D	$8,028	$4,147	$15,420	$8,567

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP SG&A EXPENSE	$44,341	$26,726	$83,436	$54,226

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(2,774)	(1,760)	(5,024)	(3,751)
Intangible amortization	(5,161)	(3,747)	(10,323)	(7,498)

ADJUSTED SG&A EXPENSE	$36,405	$21,219	$68,089	$42,977

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP NET INCOME GUIDANCE)

(in thousands)	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME	$118,000	$122,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	12,752	12,752
Inventory Step-Up Costs	1,598	1,598
Anticipated pre-tax amortization of acquisition-related intangible assets	21,317	21,317
Non-cash interest expense	11,238	11,238
Loss on conversion of debt	4	4
Tax effect of intangible amortization and integration	(10,931)	(10,931)
Guidance rounding adjustment	22	22

GUIDANCE ON ADJUSTED NET INCOME	$154,000	$158,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2021
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	$2.08	$2.15
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	$0.22	$0.22
Inventory Step-Up Costs	$0.03	$0.03
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.37	$0.37
Non-cash interest expense	$0.20	$0.20
Loss on conversion of debt	$0.00	$0.00
Tax effect of intangible amortization and integration	($0.19)	($0.19)

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$2.71	$2.78

Totals may not add due to rounding.

# # #